EXHIBIT A-6

CERTIFICATE OF MERGER
(Massachusetts General Laws Chapter 156C, Section 61 and Chapter 182, Section 2)

          The undersigned authorized representatives of Eastern Enterprises, a Massachusetts voluntary association, and Eastern Enterprises, LLC, a Massachusetts limited liability company, do hereby file on this _____ day of _________________, 2002, this Certificate of Merger (“Certificate”), in accordance with Massachusetts General Laws Chapter 156C, Section 61 and Chapter 182, Section 2 and certify under the penalties of perjury as follows:

          1.     The constituent entities and their respective federal identification numbers are:

                    a.   Eastern Enterprises #04-1270730

                    b.   Eastern Enterprises, LLC #11-3431358

          2.     The surviving entity and its federal identification number is:

                   Eastern Enterprises, LLC #11-3431358.

          3.     The office location of each entity involved in the merger for which this Certificate is being filed is:

                    a.   Eastern Enterprises
                         One Beacon Street
                         Boston, Massachusetts 02108

                    b.   Eastern Enterprises, LLC
                         One Beacon Street
                         Boston, Massachusetts 02108

          4.     The jurisdiction of formation or organization of each entity involved in the merger for which this Certificate is being filed is:

                    a.   Eastern Enterprises
                         Jurisdiction of Organization: Commonwealth of Massachusetts

                    b.   Eastern Enterprises, LLC
                         Jurisdiction of Organization: Commonwealth of Massachusetts

          5.     The Managers of the surviving entity and their business addresses are as follows:

Steven L. Zelkowitz	One Metro Tech Center Brooklyn, New York 11201
Richard A. Rapp, Jr.	One Metro Tech Center Brooklyn, New York 11201
Chester R. Messer	One Beacon Street Boston, Massachusetts 02108

          6.     Steven L. Zelkowitz, Richard A. Rapp, Jr. and Chester R. Messer are each authorized to execute documents filed with the Corporations Division of the Secretary of State.

          7.     Steven L. Zelkowitz, Richard A. Rapp, Jr. and Chester R. Messer are each authorized to execute, acknowledge, deliver and record any recordable instrument purporting to effect an interest of real property of the surviving entity under Section 66 of Chapter 156C of the Massachusetts General Laws.

          8.     The merger of the constituent entities has been adopted and an Agreement and Plan of Merger (the "Merger Agreement") has been duly approved and executed by each entity that is a party to the merger for which this Certificate is being filed, all in accordance with all applicable laws of the Commonwealth of Massachusetts and in accordance with, in the case of Eastern Enterprises, the terms of its Declaration of Trust, and in the case of Eastern Enterprises, LLC, the terms of its Certificate of Organization and Operating Agreement.

          9.     The effective date and time of the merger for which this Certificate is being filed shall be the date and time of filing of this Certificate with the Secretary of the Commonwealth of Massachusetts.

          10.     The Merger Agreement shall be kept on file at the office of Eastern Enterprises, LLC, the surviving entity, One Beacon Street, Boston, Massachusetts 02108.

          11.     A copy of the Merger Agreement will be furnished by Eastern Enterprises, LLC, on request and without cost, to any member of Eastern Enterprises, LLC and to any person or entity holding an ownership interest in Eastern Enterprises.

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          IN WITNESS WHEREOF, the undersigned have each duly caused this Certificate of Merger to be executed by a duly authorized representative thereof, on the date first above written.

EASTERN ENTERPRISES                          EASTERN ENTERPRISES, LLC

By:_______________________________           By:____________________________
   Name:                                        Name:
   Title:                                       Title:

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